UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2017 (June 15, 2017)

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51541 (Commission File Number)	77-0552594 (I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9300
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Regulation S-K of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07               Submission of Matters to a Vote of Security Holders.

This amended Current Report on Form 8-K/A amends Item 5.07 of the Current Report on Form 8-K filed by Genomic Health, Inc. (the “Company”) with the Securities and Exchange Commission on June 19, 2017 relating to the advisory vote on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers.

In accordance with the results of the advisory vote, the Board of Directors of the Company has decided to hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.  An advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017

GENOMIC HEALTH, INC.

By:	/s/ Jason W. Radford
Jason W. Radford
Chief Legal Officer